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                                                        EXHIBIT 5.1





                                MCGUIREWOODS LLP
                         9 WEST 57TH STREET, SUITE 1620
                          NEW YORK, NEW YORK 10019-2602
                             TELEPHONE 212-548-2100
                             FACSIMILE 212-548-2150

December 8, 2000


On2.com Inc.
375 Greenwich Street
New York, New York  10013

         Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by On2.com Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale of up to $7,897,000 aggregate principal amount of common stock or preferred stock ("Stock") to be issued pursuant to a board resolution adopted by the Company's Board of Directors.

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and public officials and such other documents as we have deemed necessary as the basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to as us as copies.

         Based on the foregoing, we are of the opinion that:

         (1) when the Registration Statement relating to the Stock filed with the Securities and Exchange Commission under the Act has been declared effective, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Stock (except under the so-called "blue sky" or securities laws of the several states, as to the applicability of which we express no opinion);

         (2) when the Board of Directors of the Company or a committee designated thereby, or the authorized officers of the Company acting pursuant to a delegation of authority to them by such Board or committee, has determined the price and other terms and conditions relating to the issue and sale of the Stock, the Stock will have been duly authorized by the Company;

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         (3) upon the execution, certification and delivery of the Stock in accordance with the corporate and governmental authorizations (including, without limitation, compliance with any "blue sky" or state securities laws) referred to above, the Stock will be valid and legally binding obligations of the Company.

         The opinion expressed in numbered paragraph (3) is qualified to the extent that enforcement of the rights and remedies in the Prospectus and the Stock referred therein is subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We understand that this opinion is to be used in connection with the Company Registration Statement on Form S-3 relating to the Stock to be filed with the Securities and Exchange Commission under the Act.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         The opinions expressed in this letter are solely for your information and use, and no other person may rely upon or otherwise use the opinions for any purpose without our express written consent.

                                   Very truly yours,

                                   McGuireWoods LLP

                                   /s/ McGuireWoods LLP